Mary P. Breen
                                                                  Vice President
                                                   and Associate General Counsel
[EQUITABLE - MEMBER OF THE GLOBAL AXA GROUP LOGO]                 (212) 314-3815
                                                             Fax: (212) 707-1882

                                                                  LAW DEPARTMENT

                                                              February 27, 1997


The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, New York 10104

Dear Sirs:

         This opinion is furnished in connection with the filing by The Equitable Life Assurance Society of the United States ("Equitable") of a Notice (the "Notice") pursuant to Rule 24f-2 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") relating to the registration by Equitable and its Separate Account FP ("Separate Account FP") under the Securities Act of 1933 (the "1933 Act") of an indefinite number of units of interest (the "Units") to be issued under variable life insurance policies (the "Policies"). Prior to January 1, 1997, such Policies were issued by Equitable Variable Life Insurance Company ("Equitable Variable"), a wholly-owned subsidiary of Equitable. On January 1, 1997, Equitable Variable was merged with and into Equitable (the "Merger"). Pursuant to the Merger, Equitable became the depositor of Separate Account FP and the Policies issued by Equitable Variable became obligations of Equitable.

         An indefinite number of Units was registered by Equitable Variable and Separate Account FP in the filing under the 1933 Act of Registration Statement No. 2-98590 on Form S-6, which became effective on January 22, 1986. In new registration statements filed after this date, Equitable Variable and Separate Account FP referenced the registration of Units in File No. 2-98590.* During the year ended December 31, 1996, in reliance on the Rule, Units were issued in return for $995,936,387 of premiums received under the Policies.

         On December 11, 1996 new registration statements were filed by Equitable and Separate Account FP in preparation for the Merger (the "Equitable Registration Statements"). The Equitable Registration Statements were declared effective on December 19, 1996 under new registration numbers 333-17669, 333-17637, 333-17671, 333-17665, 333-17641, 333-17663, 333-17625 and 333-17639.


                      THE EQUITABLE LIFE ASSURANCE SOCIETY
             1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104

The Equitable Life Assurance Society of the United States
February 27, 1997
Page 2


         The Policies are designed to provide life insurance protection and are to be offered in the manner described in the Prospectuses and Prospectus Supplements included in the Registration Statements (the "Prospectuses").

         I have examined all such corporate records of Equitable Variable, Equitable, Separate Account FP and such other documents and such laws as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

         1. Equitable is a corporation duly organized and validly existing under the laws of the State of New York.

         2. Separate Account FP was duly established and is maintained by Equitable pursuant to the laws of the State of New York, under which income, gains and losses, whether or not realized, from assets allocated to Separate Account FP, are, in accordance with the Policies, credited to or charged against such account without regard to other income, gains or losses of Equitable.

         3. The assets of Separate Account FP are owned by Equitable; Equitable is not a trustee with respect thereto. The Policies provide that the portion of the assets of Separate Account FP equal to the reserves and other Policy liabilities with respect to Separate Account FP shall not be chargeable with liabilities arising out of any other business Equitable may conduct and that Equitable reserves the right to transfer assets of Separate Account FP in excess of such reserves and Policy liabilities to the general account of Equitable.

         4. The Policies (including any Units duly credited thereunder) have been duly authorized by Equitable and each of the Policies (including any such Units) constitutes a validly issued and binding obligation of Equitable in accordance with its terms. Purchasers of the Policies described in the Prospectuses are subject only to the deductions, charges and fees set forth in such Prospectuses.

                                                     Yours very truly,

                                                     /s/ Mary P. Breen
                                                     -----------------
                                                         Mary P. Breen







--------
* Registration Statement No. 33-8237 on Form S-6, effective March 26, 1987; Registration Statements Nos. 33-38594 and 33-40590 on Form S-6, effective November 27, 1991; Registration Statement No. 33-47928 on Form S-6, effective August 18, 1992; Registration Statement No. 33-83948 on Form S-6, effective December 19, 1994; Registration Statement No. 333-00275 on Form S-6, effective July 24, 1996; and Registration Statement No. 333-01593 on Form S-6, effective July 25, 1996.